EXHIBIT 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

                        Company Name                                 Country           State       Ownership %
ACP Export, Inc.                                              U.S. Virgin Islands                      100
AMCOL (Holdings) Ltd.                                         England                                  100
AMCOL Holdings Canada Ltd.                                    Canada                 Ontario           100
AMCOL International Corporation                               USA                    DE              Parent
American Colloid Company                                      USA                    DE                100
Ameri-Co Carriers, Inc.                                       USA                    NE                100
CETCO (Europe) Limited                                        England                                  100
CETCO AS                                                      Norway                                   100
CETCO Asia Sdn. Bhd.                                          Malaysia                                 100
CETCO Australia Pty. Ltd.                                     Australia                                100
CETCO Environmental Technologies Pte Ltd                      Singapore                                100
CETCO Korea Ltd.                                              Korea                                    100
CETCO-POLAND Sp. z o. o                                       Poland                                   100
Chemdal Asia Ltd.                                             Thailand                                 100
Chemdal Corporation                                           USA                    DE                100
Chemdal International Corporation                             USA                    DE                100
Chemdal Limited                                               England                                  100
Chemdal Pty. Ltd.                                             Australia                                100
Chemdal Sp. z o.o.                                            Poland                                   100
Colloid Abwassertechnik GmbH                                  Germany                                  100
Colloid Environmental Technologies Company (CETCO)            USA                    DE                100
Egypt Bentonite & Derivatives Company                         Egypt                                    25
Egypt Mining & Drilling Chemicals Company                     Egypt                                    25
Foundry Supplies Limited                                      England                                  100
Montana Minerals Development Company                          USA                    MT                100
Nanocor, Inc.                                                 USA                    DE                100
Nanocor, Ltd.                                                 England                                  100
Nationwide Freight Service, Inc.                              USA                    NE                100
Nissho Iwai Bentonite Co., Ltd.                               Japan                                    19
Redhill Volclay Co. Ltd.                                      China                                    49
Regeneration Technologies, Inc.                               USA                    DE                100
Superior Absorbents, Inc                                      USA                    DE                100
Volclay de Mexico, S.A. de C.V.                               Mexico                                   49
Volclay International Corp.                                   USA                    DE                100
Volclay Korea Ltd.                                            Korea                                    100
Volclay Limited                                               England                                  100
Volclay Pty., Ltd.                                            Australia                                100
Volclay Siam Ltd.                                             Thailand                                 100